UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2023

Aura FAT Projects Acquisition Corp

(Exact name of registrant as specified in its charter)

Cayman Islands

(State or other jurisdiction of incorporation)

001-901886	N/A
(Commission File Number)	(IRS Employer Identification No.)

1 Phillip Street, #09-00

Royal One Phillip

Singapore, 048692

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code +65-3135-1511

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one Class A Ordinary Share and one Redeemable Warrant	AFARU	The Nasdaq Stock Market LLC
Class A Ordinary Share, $0.0001 par value per share	AFAR	The Nasdaq Stock Market LLC
Redeemable Warrants, each warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50 per share	AFARW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

As previously reported, on May 7, 2023, Aura FAT Projects Acquisition Corp, a Cayman Islands exempted company limited by shares, with company registration number 384483 (the “Company”), entered into a Business Combination Agreement (the “Business Combination Agreement”; the transactions contemplated thereby, the “Business Combination”) with Allrites Holdings Pte Ltd., a Singapore private company limited by shares, with company registration number 201703484C (“Allrites”), and Meta Gold Pte Ltd., a Singapore exempt private company limited by shares, with company registration number 202001973W, in its capacity as the representative for the shareholders of Allrites.

Furnished as Exhibit 99.1 hereto and incorporated into this Item 7.01 by reference is a press release issued by the Company announcing the filing of its preliminary registration statement on Form F-4 (the “Prospectus and Proxy Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the Business Combination Agreement and Business Combination. Neither the information in this Item 7.01 nor Exhibit 99.1 is to be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section or incorporated by reference in any filing under the Securities Act or the Exchange Act.

Additional Information and Where to Find It

The Company has filed the Prospectus and Proxy Statement, which will be delivered to its shareholders once definitive. This Current Report on Form 8-K does not contain all the information that should be considered concerning the Business Combination and the other shareholder approval matters and is not intended to form the basis of any investment decision or any other decision in respect of the Business Combination and the other shareholder approval matters. The Company’s shareholders and other interested persons are advised to read, when available, the definitive Prospectus and Proxy Statement and the amendments thereto and other documents filed in connection with the Business Combination and other shareholder approval matters, as these materials will contain important information about the Company, Allrites, the Business Combination and the other shareholder approval matters. When available, the definitive Prospectus and Proxy Statement and other relevant materials for the Business Combination and other shareholder approval matters will be distributed to shareholders of the Company as of a record date to be established for voting on the Business Combination and the other shareholder approval matters. Shareholders will also be able to obtain copies of the definitive Prospectus and Proxy Statement and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a request to: Aura FAT Projects Acquisition Corp, 1 Phillip Street #09-00, Royal One Phillip, Singapore, 048692.

No Offer or Solicitation

This Current Report on Form 8-K is for informational purposes only and is not intended to and shall not constitute a proxy statement or the solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination and is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy or subscribe for any securities or a solicitation of any vote of approval, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Participants in Solicitation

The Company and its directors and executive officers may be deemed participants in the solicitation of proxies from the Company’s shareholders with respect to the Business Combination and related matters. A list of the names of those directors and executive officers and a description of their interests in the Company is contained in the Company’s Registration Statement on Form S-1, as filed on March 18, 2022, which was filed with the SEC and is available free of charge at the SEC’s web site at www.sec.gov or by directing a request to Aura FAT Projects Acquisition Corp, 1 Phillip Street #09-00, Royal One Phillip, Singapore, 048692. Additional information regarding the interests of such participants will be contained in the definitive Prospectus and Proxy Statement when available.

Allrites and its directors, managers, and executive officers may also be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the Business Combination and related matters. A list of the names of such parties and information regarding their interests in the Business Combination and related matters will be included in the definitive Prospectus and Proxy Statement when available.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated June 12, 2023.

104	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AURA FAT PROJECTS ACQUISITION CORP

Date: June 12, 2023	By:	/s/ David Andrada
David Andrada Co-Chief Executive Officer

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